                                   EXHIBIT 10


                   Merger Agreement dated September 27, 1995
                           entered into by and among
                           Atrix Laboratories, Inc.,
                Vipont Royalty Income Fund, Ltd. and Atrix, L.P.

                          AGREEMENT AND PLAN OF MERGER

         This Agreement and Plan of Merger (this "Agreement") dated as of September 27, 1995, by and among Atrix Laboratories, Inc., a Delaware corporation (the "Company"), Atrix, L.P., a Colorado limited partnership ("Atrix, L.P."), and Vipont Royalty Income Fund, Ltd., a Colorado limited partnership (the "Partnership").

                              W I T N E S S E T H:

         WHEREAS, the Company wishes to acquire all of the assets of the Partnership; and

         WHEREAS, the Company is the sole limited partner of Atrix, L.P., and AtrixSub, Inc., a Colorado corporation and a wholly owned subsidiary of the Company ("AtrixSub"), is the sole general partner of Atrix, L.P.; and

         WHEREAS, Atrix, L.P. has been formed solely for the purpose of facilitating such acquisition; and

         WHEREAS, the Company desires to merge the Partnership with and into Atrix, L.P., pursuant to Colorado law, with Atrix, L.P. being the surviving entity (the "Merger") as set forth in the registration statement of the Company on Form S-4, Registration No. 33-61937, including all amendments thereto (the "Registration Statement"), filed with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933, as amended (the "Act"), of which the Prospectus/Proxy Statement of the Company, dated August 18, 1995 (the "Prospectus/Proxy Statement"), is a part; and

         WHEREAS, Section 210 of the Colorado Uniform Limited Partnership Act of 1981, as amended ("CULPA") authorizes the merger of two or more Colorado limited partnerships; and

         WHEREAS, Atrix, L.P.'s Certificate of Limited Partnership and Agreement of Limited Partnership and resolutions adopted by AtrixSub authorize this Agreement and the consummation of the Merger; and

         WHEREAS, the Partnership's Certificate of Limited Partnership and Amended and Restated Agreement of Limited Partnership and resolutions adopted by the Company, as the sole general partner of the Partnership, authorize this Agreement and the consummation of the Merger.

         NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties to this Agreement covenant and agree as follows:







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                                   ARTICLE I

                                   THE MERGER

         Section 1.01. THE MERGER; SURVIVING ENTITY. Subject to the terms and conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.02 below), the Partnership shall be merged with and into Atrix, L.P., pursuant to Section 210 of CULPA, and the separate existence of the Partnership shall cease. Atrix, L.P. shall be the surviving entity (the "Surviving Partnership") and shall continue to be governed by CULPA.

         Section 1.02. EFFECTIVE TIME. In accordance with Section 210(4) of CULPA, the Merger shall become effective upon the filing of the Partnership's Certificate of Cancellation with the Secretary of State of the State of Colorado (the "Effective Time"). All other filings or recordings required by Colorado law in connection with the Merger shall also be made.

         Section 1.03. EFFECT OF THE MERGER. The Merger shall have the effects set forth in Section 210 of CULPA.

                                   ARTICLE II

                           THE SURVIVING PARTNERSHIP

         Section 2.01. NAME. The name of the Surviving Partnership shall be Atrix, L.P.

         Section 2.02. CERTIFICATE OF LIMITED PARTNERSHIP AND AGREEMENT OF LIMITED PARTNERSHIP. The Certificate of Limited Partnership and Agreement of Limited Partnership of Atrix, L.P. as in effect immediately prior to the Effective Time shall be the Certificate of Limited Partnership and Agreement of Limited Partnership of the Surviving Partnership unless and until amended in accordance with its terms and applicable law.

         Section 2.03. GENERAL PARTNER. The general partner of Atrix, L.P. immediately prior to the Effective Time shall continue as the general partner of the Surviving Partnership and remain the general partner until the general partner withdraws or is removed in accordance with the provisions of the Agreement of Limited Partnership of Atrix, L.P.








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                                  ARTICLE III

                      CONVERSION OF PARTNERSHIP INTERESTS

         Section 3.01.  CONVERSION OF LIMITED PARTNER INTERESTS.

                 (a) At the Effective Time, each Partnership Unit ("Unit") shall be converted, into 106.54498 shares of the Company's common stock, $.001 par value per share (the "Shares" or "Common Stock").

                 (b) The Shares will be allocated among the Limited Partners in proportion to their ownership interest in the Partnership. No fractional Shares will be issued. Each Limited Partner who would otherwise be entitled to a fractional share of Common Stock will instead receive a cash payment equal to the fraction multiplied by $6.39167.

                 (c) For federal income tax purposes, the conversion of the Units in the Partnership pursuant to this Article III shall be deemed a distribution in liquidation of the Partnership pursuant to the terms of the Amended and Restated Agreement of Limited Partnership of the Partnership (the "Partnership Agreement"), in accordance with the capital accounts of the Limited Partners.

         Section 3.02.  ISSUANCE OF SHARES.

                 (a) The Company shall designate an exchange agent (the "Exchange Agent"), which may be an employee of the Company, to act as such in connection with the issuance of certificates representing Common Stock pursuant to this Agreement.

                 (b) As soon as practicable after the Effective Time, the Company shall cause the Exchange Agent to distribute to each Limited Partner certificates representing the number of shares of Common Stock to which such Limited Partner is entitled pursuant to Section 3.01 of this Agreement.

         Section 3.03. GENERAL PARTNER INTERESTS. In connection with the Merger, the Company will not receive Shares or any other consideration for its general partner interest and such interest will be distributed to the Limited Partners on a pro rata basis.








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
                                   ARTICLE IV

                       TRANSFER AND CONVEYANCE OF ASSETS
                         AND ASSUMPTION OF LIABILITIES

         Section 4.01. TRANSFER, CONVEYANCE AND ASSUMPTION. At the Effective Time, Atrix, L.P. shall continue in existence as the Surviving Partnership, and without further transfer, succeed to and possess all the rights, privileges and powers of the Partnership, and all the assets and property of whatever kind and character of the Partnership shall vest in Atrix, L.P. without further act or deed; thereafter, Atrix, L.P., as the Surviving Partnership, shall be liable for all of the liabilities and obligations of the Partnership, and any claim or judgment against the Partnership may be enforced against Atrix, L.P., as the Surviving Partnership, in accordance with Section 210 of CULPA.

         Section 4.02. FURTHER ASSURANCES. If at any time Atrix, L.P. shall consider or be advised that any further assignment, conveyance or assurance is necessary or advisable to vest, perfect or confirm of record in the Surviving Partnership the title to any property or right of the Partnership, or otherwise to carry out the provisions hereof, the Company, as the general partner of the Partnership, as of the Effective Time shall execute and deliver any and all proper deeds, assignments and assurances, and do all things necessary and proper to vest, perfect or convey title to such property or right in the Surviving Partnership and otherwise to carry out the provisions hereof.

                                   ARTICLE V

               REPRESENTATIONS AND WARRANTIES OF THE PARTNERSHIP

         The Partnership represents and warrants to Atrix, L.P. and the Company as follows:

         Section 5.01. VALIDITY OF ACTIONS. The Partnership (i) is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Colorado, (ii) has the authority to conduct its business as currently conducted and to own and operate the properties which it now owns and operates, (iii) is qualified to do business in all jurisdictions in which such qualification is necessary, and (iv) has full power and authority to enter into this Agreement and to carry out all acts contemplated by it. This Agreement has been duly executed and delivered on behalf of the Partnership, and has received all necessary authorization and is a legal, valid and binding obligation of the Partnership, enforceable against the Partnership in accordance with its terms. The execution and delivery of this Agreement and consummation of the transactions contemplated by it will not violate any provision of the Certificate of Limited Partnership or the Amended and Restated Agreement of Limited Partnership of the Partnership nor violate, conflict with or result in any breach of any of the terms, provisions or conditions of, or constitute a default or cause acceleration of, any indebtedness under any agreement or instrument to which the Partnership is a party or by which it or its assets may be bound, or cause a breach of any







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applicable federal or state law or governmental regulation, or any applicable order, judgment, writ, award, injunction or decree of any court or governmental instrumentality.

         Section 5.02. PARTNERSHIP'S FINANCIAL STATEMENTS. The financial statements and schedules of the Partnership, together with related notes (the "Financial Statements"), set forth in the Registration Statement of the Company, fairly present, on the basis stated in the Registration Statement, the financial position of the Partnership at the date or for the periods specified in the Registration Statement. The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP"), except to the extent stated therein.

         Section 5.03. NO MISSTATEMENTS. The representations of the Partnership contained in this Agreement and the information supplied by the Partnership for inclusion in the Registration Statement and the Prospectus/Proxy Statement do not contain any untrue statement of a material fact or omit to state any fact necessary to make such representations or information not materially misleading.

         Section 5.04. NO MATERIAL ADVERSE CHANGE. Since the respective dates as to which information is given in the Registration Statement and the Prospectus/Proxy Statement with respect to the Partnership, and except as described in the Registration Statement or the Prospectus/Proxy Statement, there have been no changes in the business, operations, properties, assets or the prospects or condition, financial or otherwise, of the Partnership which would, in the aggregate, have a material adverse effect on the business, properties, prospects, profitability, assets or financial condition of the Partnership.

         Section 5.05. TITLE TO ASSETS. The Partnership has good and marketable title to the assets reflected in the most recent balance sheet (the "Balance Sheet") included in the Financial Statements with respect to the Partnership, and will hold good and marketable title to such assets, and any assets acquired by the Partnership prior to the Effective Time, as of the Effective Time, except for assets disposed of in the ordinary course of business. Such assets, together with the related goodwill and rights of the Partnership as a going concern, tangible and intangible, are collectively referred to as the "Assets." Except as otherwise disclosed in the Balance Sheet or related notes accompanying it, all of the Assets are owned free and clear of any and all adverse claims, security interests, charges or other encumbrances or restrictions of every nature, except liens for current taxes not yet due and payable or landlords' liens as provided for in the relevant leases or by applicable law.

         Section 5.06. LIABILITIES OF THE PARTNERSHIPS. The Partnership has no material liabilities, contingent or otherwise, including, without limitation, liabilities for state or federal income, withholding or other taxes, except to the extent reflected, reserved against, or provided for in the Balance Sheet, and except for any material liabilities disclosed in the Prospectus/Proxy Statement or any other obligations incurred after June 30, 1995 in the ordinary course of business which subsequently incurred obligations are of an amount and nature as to be capable







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of being discharged from the operations of the Partnership without requiring additional equity or borrowing.

         Section 5.07. TAXES. The Partnership has filed timely all federal, state and local tax returns which it is required to file, has provided to its Limited Partners all required schedules, K-1's and such other tax forms as may be required by federal, state or local authorities, and has no outstanding liability for any federal, state or local taxes or interest or penalties thereon, whether disputed or not, except taxes not yet payable which have been provided for in accordance with GAAP and are disclosed in the Financial Statements.

         Section 5.08. ACTIONS PENDING. Except as disclosed in the Prospectus/Proxy Statement: (i) there are no actions, suits, proceedings or claims pending or threatened against the Partnership or the General Partner which, if determined adversely to such Partnership, could (A) have a material adverse effect on the Partnership, the Assets or the business of the Partnership when taken as a whole, or (B) prevent or delay the consummation of any of the transactions contemplated by this Agreement; (ii) the Partnership, to the best of its knowledge, is not the subject of any pending or threatened investigation relating to any aspect of the Partnership's operations by any federal, state or local governmental agency or authority; and (iii) the Partnership, to the best of its knowledge, is not and has not been the subject of any formal or informal complaint, investigation or inspection under the Equal Employment Opportunity Act or the Occupational Safety and Health Act (or their state or local counterparts) or by any other federal, state or local authority.

                                   ARTICLE VI

                 REPRESENTATIONS AND WARRANTIES OF ATRIX, L.P.

         Atrix, L.P. represents and warrants to the Partnership as follows:

         Section 6.01. VALIDITY OF ACTIONS. Atrix, L.P. (i) is duly organized, validly existing and in good standing under the laws of the State of Colorado, (ii) has the authority to conduct its business as currently conducted, (iii) is qualified to do business in all jurisdictions in which such qualification is necessary, and (iv) has full power and authority to enter into this Agreement and to carry out all acts contemplated by it. This Agreement has been duly executed and delivered on behalf of Atrix, L.P., has received all necessary authorization and is a legal, valid and binding obligation of Atrix, L.P., enforceable against Atrix, L.P. in accordance with its terms. The execution and delivery of this Agreement and consummation of the transactions contemplated by it will not violate any provision of the Certificate of Limited Partnership or the Agreement of Limited Partnership of Atrix, L.P. nor violate, conflict with or result in any breach of any of the terms, provisions or conditions of, or constitute a default or cause acceleration of, any indebtedness under any agreement or instrument to which Atrix, L.P. is a party or by which it or its assets may be bound, or cause a breach of any applicable federal or state law or regulation, or any applicable order, judgment, writ, award, injunction or decree of any court or governmental instrumentality.







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

         Section 6.02. MISSTATEMENTS. The representations of Atrix, L.P. contained in this Agreement and the information regarding Atrix, L.P. contained in the Registration Statement and the Prospectus/Proxy Statement do not contain any untrue statement of a material fact or omit to state any fact necessary to make such representations or information not materially misleading.

                                  ARTICLE VII

                            COVENANTS OF THE PARTIES

         Section 7.01. PROHIBITED ACTS. Pending consummation of the Merger or prior to termination of this Agreement, the Partnership agrees that, without prior written consent of Atrix, L.P., given in a letter which specifically refers to this Section of the Agreement, the Partnership shall not:

                 (a) perform any act or omit to take any action that would make any of its representations made above or any information pertaining to it in the Registration Statement or the Prospectus/Proxy Statement inaccurate or materially misleading as of the Effective Time;

                 (b) enter into any commitment, contract or other transaction in any way affecting any of the Partnership's business, except to carry out its business in the ordinary course, and as contemplated by this Agreement or in the Prospectus/Proxy Statement;

                 (c) make any loans or advances to, or investments in, any other corporation, partnership or other legal entity or to any other persons except in the ordinary course of business;

                 (d) borrow money for any purpose or agree to become contingently liable, by guaranty or otherwise, for the obligations or indebtedness of any other person other than in the ordinary course of business; or

                 (e) mortgage, pledge, encumber, sell, lease or transfer any of the Assets other than in the ordinary course of business.

         Section 7.02. NOTICE. Pending the consummation of the Merger or prior to termination of this Agreement, each party agrees that it will promptly advise the other of the occurrence of any condition or event which would make any of its representations contained in this Agreement or the Prospectus/Proxy Statement inaccurate, incorrect, or materially misleading.

         Section 7.03. ADDITIONAL DOCUMENTS. At the request of any party, each party will execute and deliver any additional documents and perform in good faith such acts as reasonably may be required in order to consummate the transactions contemplated by this Agreement.






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

                                  ARTICLE VIII

                            CONDITIONS TO THE MERGER

         The obligations of the Company and Atrix, L.P., on the one hand, and the Partnership on the other hand, to consummate the Merger shall be subject to compliance with or satisfaction of the following conditions:

         Section 8.01. COMPLIANCE. Atrix, L.P. and the Partnership shall have complied with all of the covenants and agreements in this Agreement on its part to be complied with as of or prior to the Effective Time.

         Section 8.02. PARTNERSHIP APPROVALS. Limited Partners holding an aggregate of at least 2,588 Units, which constitutes an majority of the outstanding Units, shall have approved the Merger.

         Section 8.03. CONSENTS OBTAINED. All necessary consents, waivers, approvals, authorizations or orders required to be obtained, and the making of all filings required to be made by any party to the Merger for the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated thereby on or before (and remain in effect at) the Effective Time shall have been obtained or made.

         Section 8.04. NO MATERIAL ADVERSE CHANGE. Since the respective dates as to which information is given in the Registration Statement and the Prospectus/Proxy Statement, there shall not have occurred or been threatened any material adverse changes in the overall business or prospects of the Partnership or in the tax or other regulatory provisions applicable to the Partnership or Atrix, L.P., and Atrix, L.P. shall not have become aware of any facts that, in its sole judgment, have or may have a material effect, whether adverse or otherwise, on the Partnership, taken as a whole, or the value to Atrix, L.P. of the properties of the Partnership, taken as a whole.

         Section 8.05. NO DECLARATIONS. At the Effective Time, there shall be no declaration of suspension of trading in, or limitation on prices for, securities generally on The Nasdaq Stock Market, declaration of a banking moratorium by federal or state authorities or any suspension of payments by banks in the United States (whether mandatory or not) or of the extension of credit by lending institutions in the United States, or commencement of war, armed hostility, or other international or national calamity directly or indirectly involving the United States, which war, hostility or calamity, in the sole judgment of Atrix, L.P., would have a material adverse effect on the business objectives of Atrix, L.P., or, in the case of any of the foregoing existing on the date of the Prospectus/Proxy Statement, any material acceleration or worsening thereof.

         Section 8.06. EFFECTIVENESS OF REGISTRATION STATEMENT. At or prior to the Effective Time, the Registration Statement shall have been declared effective, no stop order suspending








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the effectiveness of the Registration Statement shall have been issued, no proceedings for such purpose shall have been initiated, and all necessary approvals under state securities or blue sky laws shall have been received.

         Section 8.07. PROSPECTUS/PROXY STATEMENT. All other conditions to the Merger set forth in the Prospectus/Proxy Statement shall have been satisfied or waived.

                                   ARTICLE IX

                                OTHER AGREEMENTS

         WAIVER BY GENERAL PARTNER. Immediately prior to the Effective Time, the Company, as general partner of the Partnership shall waive all rights to
(i) any fees not accrued to the Effective Time, and (ii) any proceeds from the sale or liquidation of any property of the Partnership to which the Company would have been entitled pursuant to the Partnership Agreement.

                                   ARTICLE X

                         TERMINATION; AMENDMENT; WAIVER

         Section 10.01. TERMINATION. This Agreement and the transactions contemplated hereby may be terminated at any time prior to the filing of the Certificate with the Secretary of State of the State of Colorado, (i) by mutual consent of Atrix, L.P. and the Partnership, (ii) by action of the Partnership in the event of a failure of a condition to the obligations of Atrix, L.P. set forth in Article VIII of this Agreement, (iii) by action of Atrix, L.P. in the event of a failure of a condition to the obligations of the Partnership set forth in Article VIII of this Agreement, or (iv) by action of Atrix, L.P. or the Partnership in the event that the Merger is not consummated prior to December 31, 1995 or such later date as the parties shall mutually agree in writing.

         Section 10.02. EFFECT OF TERMINATION. If this Agreement is terminated pursuant to Section 10.01, this Agreement shall become void and of no effect with no liability on the part of any party hereto.

         Section 10.03. AMENDMENT. The parties hereto may, by written agreement, amend this Agreement at any time prior to the Effective Time, such amendment to be approved by Atrix, L.P., the Company and the Partnership; provided that, after the approval of the Merger by the Limited Partners holding a majority of the Units of the Partnership, no amendment shall be made which alters or changes (i) the amount or kind of consideration which the Limited Partners are entitled to receive upon conversion of the Units of the Partnership or (ii) the terms and conditions of this Agreement if such alteration or change would have an adverse effect on the Limited Partners.







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
         Section 10.04. WAIVER. At any time prior to the Effective Time, any party to this Agreement may extend the time for the performance of any of the obligations or other acts of any other party hereto, or waive compliance with any of the agreements of any other party or with any condition to the obligations hereunder, in each case only to the extent that such obligations, agreements and conditions are intended for its benefit.

                                   ARTICLE XI

                                 MISCELLANEOUS

         Section 11.01. EXPENSES. If the Merger becomes effective, all of the expenses incurred in connection with the Merger shall be paid as specified in the Prospectus/Proxy Statement.

         Section 11.02. NOTICES. All notices or other communications required or permitted under the terms of this Agreement by any party shall be made in writing and shall be delivered by first class mail or by personal delivery, postage or fees prepaid, to the other parties at 2579 Midpoint Drive, Fort Collins, Colorado 80525, with a copy to Kutak Rock, Suite 2900, 717 Seventeenth Street, Denver, Colorado 80202, Attention: Warren L. Troupe, or to such other address as any of the parties hereto may designate by notice to the others. 1.04

         Section 11.03. NON-ASSIGNABILITY. This Agreement shall not be assignable by any of the parties to this Agreement.

         Section 11.04. ENTIRE AGREEMENT. This Agreement contains the parties' entire understanding and agreement with respect to its subject matter, and any and all conflicting or inconsistent discussions, agreements, promises, representations and statements, if any, between the parties or their representatives that are not incorporated in this Agreement shall be null and void and are merged into this Agreement.

         Section 11.05. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall constitute an original, but all of which together shall constitute a single agreement.

         Section 11.06. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado, without giving effect to conflicts of law principles.

         Section 11.07. HEADINGS. The various section headings are inserted for purposes of reference only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

         Section 11.08. GENDER; NUMBER. All references to gender or number in this Agreement shall be deemed interchangeably to have a masculine, feminine, neuter, singular or plural meaning, as the sense of the context requires.







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

         Section 11.09. SEVERABILITY. The provisions of this Agreement shall be severable, and any invalidity, unenforceability or illegality of any provision or provisions of this Agreement shall not affect any other provision or provisions of this Agreement, and each term and provision of this Agreement shall be construed to be valid and enforceable to the full extent permitted by law.

         Section 11.10. AUTHORIZATION. The Company and AtrixSub, as the sole general partner of the Partnership and Atrix, L.P., respectively, (a) shall be authorized, at such time in their full discretion as they deem appropriate, to execute, acknowledge, verify, deliver, file and record, for and in the name of the Partnership or Atrix, L.P., as the case may be, and, to the extent necessary, the limited partners of the Partnership or Atrix, L.P., as the case may be, any and all documents and instruments, and (b) shall do and perform any and all acts required by applicable law or which the Company or AtrixSub, as the case may be, deems necessary or advisable to effectuate the Merger.







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
         IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by an officer duly authorized to do so, all as of the day and year first above written.

                                ATRIX, L.P., a Colorado limited partnership

                                By: AtrixSub, Inc., a Colorado corporation, its sole general partner



                                    By  /s/ John E. Urheim
                                       -----------------------------------------
                                            John E. Urheim, President

                                ATRIX LABORATORIES, INC., a Delaware
                                corporation



                                By  /s/ John E. Urheim
                                   ---------------------------------------------
                                        John E Urheim, Vice Chairman and
                                        Chief Executive Officer


                                VIPONT ROYALTY INCOME FUND, LTD., a
                                Colorado limited partnership

                                By: Atrix Laboratories, Inc., a Delaware
                                    corporation, its sole general partner


                                    By  /s/ John E. Urheim
                                       -----------------------------------------
                                            John E. Urheim, Vice Chairman and
                                            Chief Executive Officer







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